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As filed with the Securities and Exchange Commission on May 15, 2017

File No. 001-37994

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 2 to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

JBG SMITH PROPERTIES
(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	81-4307010 (I.R.S. employer Identification number)
2345 Crystal Drive, Suite 1100 Arlington, Virginia (Address of principal executive offices)	22202 (Zip Code)

(703) 769-8200
(Registrant's telephone number, including area code)

              Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, par value $0.01 per share	New York Stock Exchange

              Securities to be registered pursuant to Section 12(g) of the Act: None

              Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large Accelerated Filer	☐ Accelerated Filer	☒ Non-Accelerated Filer (Do not check if smaller reporting company)	☐ Smaller Reporting Company ☐ Emerging Growth Company

              If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

JBG SMITH Properties

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
AND ITEMS OF FORM 10

              Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1 (the "information statement"). None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.    Business.

              The information required by this item is contained under the sections of the information statement entitled "Information Statement Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business and Properties," "Industry Overview and Market Opportunity," "Certain Relationships and Related Person Transactions," "The Separation and the Combination" and "Where You Can Find More Information." Those sections are incorporated herein by reference.

Item 1A.    Risk Factors.

              The information required by this item is contained under the section of the information statement entitled "Risk Factors." That section is incorporated herein by reference.

Item 2.    Financial Information.

              The information required by this item is contained under the sections of the information statement entitled "Summary Historical Combined Financial Data," "Summary Unaudited Pro Forma Combined Financial Data," "Selected Historical Combined Financial Data," "Unaudited Pro Forma Combined Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Index to Financial Statements" and the statements referenced therein. Those sections are incorporated herein by reference.

Item 3.    Properties.

              The information required by this item is contained under the section of the information statement entitled "Business and Properties—Our Assets." That section is incorporated herein by reference.

Item 4.    Security Ownership of Certain Beneficial Owners and Management.

              The information required by this item is contained under the section of the information statement entitled "Security Ownership of Certain Beneficial Owners and Management." That section is incorporated herein by reference.

Item 5.    Directors and Executive Officers.

              The information required by this item is contained under the section of the information statement entitled "Management." That section is incorporated herein by reference.

Item 6.    Executive Compensation.

              The information required by this item is contained under the section of the information statement entitled "Compensation Discussion and Analysis." That section is incorporated herein by reference.

Item 7.    Certain Relationships and Related Transactions.

              The information required by this item is contained under the sections of the information statement entitled "Management" and "Certain Relationships and Related Person Transactions." Those sections are incorporated herein by reference.

Item 8.    Legal Proceedings.

              The information required by this item is contained under the section of the information statement entitled "Business—Legal Proceedings." That section is incorporated herein by reference.

Item 9.    Market Price of, and Dividends on, the Registrant's Common Equity and Related Shareholder Matters.

              The information required by this item is contained under the sections of the information statement entitled "Dividend Policy," "Capitalization," "The Separation and the Combination," and "Description of Shares of Beneficial Interest." Those sections are incorporated herein by reference.

Item 10.    Recent Sales of Unregistered Securities.

              The information required by this item is contained under the section of the information statement entitled "Description of Shares of Beneficial Interest—Sale of Unregistered Securities." That section is incorporated herein by reference.

Item 11.    Description of Registrant's Securities to be Registered.

              The information required by this item is contained under the sections of the information statement entitled "Dividend Policy," "The Separation and the Combination," "Description of Shares of Beneficial Interest," and "Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws." Those sections are incorporated herein by reference.

Item 12.    Indemnification of Directors and Officers.

              The information required by this item is contained under the section of the information statement entitled "Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws—Limitation of Liability and Indemnification of Trustees and Officers." That section is incorporated herein by reference.

Item 13.    Financial Statements and Supplementary Data.

              The information required by this item is contained under the section of the information statement entitled "Index to Financial Statements" and the financial statements referenced therein. That section is incorporated herein by reference.

Item 14.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

              None.

Item 15.    Financial Statements and Exhibits.

(a)         Financial Statements

              The information required by this item is contained under the section of the information statement entitled "Index to Financial Statements" and the financial statements referenced therein. That section is incorporated herein by reference.

(b)         Exhibits

              The following documents are filed as exhibits hereto:

Exhibit No.		Exhibit Description
2.1	***	Master Transaction Agreement, dated as of October 31, 2016, by and among Vornado Realty Trust, Vornado Realty L.P., JBG Properties, Inc., JBG/Operating Partners, L.P., certain affiliates of JBG Properties Inc. and JBG/Operating Partners set forth on Schedule A thereto, JBG SMITH Properties and JBG SMITH Properties LP—Incorporated by reference to Exhibit 2.1 to Vornado Realty Trust's Annual Report on Form 10-K for the year ended December 31, 2016 (File No. 001-11954), filed on February 13, 2017

2.2	*	Form of JBG LLC Merger Agreement

2.3	*	Form of JBG Fund Contribution Agreement

2.4	*	Form of JBG Partnership Merger Agreement

2.5	*	Form of JBG Properties Contribution Agreement

2.6	*	Form of JBG Managing Member Contribution Agreement

2.7	*	Form of Separation and Distribution Agreement by and among Vornado Realty Trust, Vornado Realty L.P., JBG SMITH Properties and JBG SMITH Properties LP

3.1	*	Form of Declaration of Trust of JBG SMITH Properties, as amended and restated

3.2	*	Form of Amended and Restated Bylaws of JBG SMITH Properties

10.1	*	Form of Limited Partnership Agreement of JBG SMITH Properties LP, as amended and restated

10.2	*	Form of Transition Services Agreement by and between Vornado Realty Trust and JBG SMITH Properties

10.3	†	Form of Tax Matters Agreement by and between Vornado Realty Trust and JBG SMITH Properties

10.4	†	Form of Employee Matters Agreement by and among Vornado Realty Trust, Vornado Realty L.P., JBG SMITH Properties and JBG SMITH Properties LP

10.5	†	Employment Agreement, dated as of October 31, 2016, by and between JBG SMITH Properties and W. Matthew Kelly

10.6	†	Employment Agreement, dated as of October 31, 2016, by and between JBG SMITH Properties and James L. Iker

10.7	†	Employment Agreement, dated as of October 31, 2016, by and between JBG SMITH Properties and David P. Paul

10.8	†	Employment Agreement, dated as of October 31, 2016, by and between JBG SMITH Properties and Brian P. Coulter

10.9	†	Employment Agreement, dated as of October 31, 2016, by and between JBG SMITH Properties and Kevin P. Reynolds

10.10	†	Employment Agreement, dated as of October 31, 2016, by and between JBG SMITH Properties and Robert A. Stewart

10.11	†	Form of JBG SMITH Properties 2017 Omnibus Share Plan

Exhibit No.		Exhibit Description

10.12	†	Form of JBG SMITH Properties Unit Issuance Agreement

10.13	*	Form of Indemnification Agreement between JBG SMITH Properties and each of its trustees and executive officers

10.14	†	Forms of Registration Rights Agreement by and among JBG SMITH Properties and the holders listed on Schedule I thereto

10.15	†	Formation Unit Grant Letter, dated as of October 31, 2016, by and between JBG SMITH Properties and Steven Roth

10.16	*	Consulting Agreement, dated as of March 10, 2017, by and between JBG SMITH Properties and Mitchell Schear

21.1	*	Subsidiaries of JBG SMITH Properties

99.1	**	Information Statement of JBG SMITH Properties, preliminary and subject to completion, dated May 15, 2017

*
To be filed by amendment.

**
Filed herewith.

***
Incorporated by reference.

†
Filed previously.

 SIGNATURES

              Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

JBG SMITH PROPERTIES
By:	/s/ STEPHEN W. THERIOT
	Name:	Stephen W. Theriot
	Title:	Chief Financial Officer

Date: May 15, 2017

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  Item 1. Business.
  Item 1A. Risk Factors.
  Item 2. Financial Information.
  Item 3. Properties.
  Item 4. Security Ownership of Certain Beneficial Owners and Management.
  Item 5. Directors and Executive Officers.
  Item 6. Executive Compensation.
  Item 7. Certain Relationships and Related Transactions.
  Item 8. Legal Proceedings.
  Item 9. Market Price of, and Dividends on, the Registrant's Common Equity and Related Shareholder Matters.
  Item 10. Recent Sales of Unregistered Securities.
  Item 11. Description of Registrant's Securities to be Registered.
  Item 12. Indemnification of Directors and Officers.
  Item 13. Financial Statements and Supplementary Data.
  Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
  Item 15. Financial Statements and Exhibits.
SIGNATURES